                                                                    Exhibit 24.1

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, on behalf of Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"), hereby constitutes and appoints Michael C. French and Scott E. Willkomm, and each of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the Company, to sign on behalf of the Company and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in- fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of March 27, 2001.



      /s/ Michael C. French                    /s/ Michael Austin                    /s/ Scott E. Willkomm
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        Michael C. French                        Michael Austin                        Scott E. Willkomm


  /s/ G. William Caulfeild-Browne             /s/ Robert M. Chmely                    /s/ Hazel R. O'Leary
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   G. William Caulfeild-Browne                  Robert M. Chmely                        Hazel R. O'Leary
